UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 17, 1999


                             CFI ProServices, Inc.
            (Exact name of registrant as specified in its charter)


      Oregon                        0-21980                     93-0704365
(State or other jurisdiction      (Commission                  (IRS Employer
         of incorporation)       File Number)              Identification No.)


                    400 S.W. Sixth Avenue, Portland, Oregon              97204
                   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:    (503) 274-7280













     This Form 8-K consists of 39 pages. Exhibits are indexed on page 4.

Item 2.     Acquisition or Disposition of Assets.

            Effective as of May 17, 1999, CFI ProServices, Inc. (the "Company"), acquired substantially all of the equity interests of MECA Software, L.L.C., a Delaware limited liability company ("MECA"). MECA, whose principal executive offices are located in Trumbull, Connecticut, is a developer of personal financial management software and Internet solutions for financial service providers. MECA also provides custom software development, consulting services, manufacturing and fulfillment, technical support, training and marketing.

            In accordance with the terms of a Purchase and Sale Agreement (the "Agreement") executed on May 17, 1999 by and among MECA, each of the individual members of MECA (the "Members"), the Company, and MoneyScape Holdings, Inc., an Oregon corporation and wholly owned subsidiary of CFI ("MSHI"), the Company agreed to assume approximately $10 million of net liabilities of MECA, and the Company and MSHI agreed to provide 50,000 shares of CFI stock to the Members (the "CFI Stock").

            The terms of the acquisition were determined by negotiations between the Company, MECA and the Members. Prior to entering into the Agreement, there was no relationship between the Company and MECA or any of the Members.

            MECA does not own a significant amount of assets categorized as property and equipment and MECA leases the facilities out of which it currently operates. The Company intends that it will continue to utilize these facilities and equipment (primarily computer equipment) in the same manner MECA utilized them prior to the Company's acquisition.

            The Company's acquisition of MECA was financed through the Company's credit facility with its primary lender.

            In connection with this acquisition, the Company believes it will likely take a pre-tax charge in the second quarter of 1999 representing the value, to be determined by independent appraisal, of acquired in-process research and development.

            The Agreement is being filed as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by this reference.

Item 7.     Financial Statements and Exhibits.

            (a)  Financial   statements  of   businesses   acquired.   Financial
statements will be filed with the Commission within 60 days of this report, in accordance with Item 7 of this Form 8-K.

            (b) Pro forma financial information. Pro forma financial information will be filed with the Commission within 60 days of this report, in accordance with Item 7 of this Form 8-K.

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

            (c)   Exhibits.

                  Exhibit No.       Description

                  2.1 Purchase and Sale Agreement, dated May 17, 1999, among MECA Software, L.L.C., the
                                    members  of  MECA   Software,   L.L.C,   CFI
                                    ProServices,  Inc., and MoneyScape Holdings,
                                    Inc.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CFI PROSERVICES, INC.


Date:  June 1, 1999                       By:    /s/     Jeffrey    P.
                                             -----------------------------
Strickler
                                               Jeffrey    P.    Strickler,
Vice President and
                                               General Counsel

                                INDEX TO EXHIBITS


Sequentially

Numbered
Exhibit Number    Description
Page

2.1               Purchase and Sale Agreement, dated May 17, 1999,    -5-
                  among  MECA   Software,   L.L.C.,   the
                  members of MECA  Software,  L.L.C,  CFI
                  ProServices,   Inc.,   and   MoneyScape
                  Holdings, Inc.

                                       4